Exhibit 99.1

Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5600

iPCS TO PRESENT AT UPCOMING INVESTOR CONFERENCES IN NYC

Presentations on November 14th and 15th in New York City

SCHAUMBURG, Ill. — November 12, 2007 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, will be presenting at two upcoming investor conferences. Tim Yager, President and Chief Executive Officer, and Steb Chandor, Executive Vice President and Chief Financial Officer, will attend both conferences and provide an overview of the Company’s current business strategy.

iPCS will be presenting at the 2007 Bear Stearns SMid-Cap Investor Conference on Wednesday, November 14th, 2007 at 3:00pm ET  in New York City, New York.

iPCS will then be presenting at the Credit Suisse 2007 Leveraged Finance Media and Telecom Conference on Thursday, November 15th, 2007 at 3:30pm ET in New York City, New York.

A live webcast of the audio portion of the presentations, along with the related presentation slides, will be made available at the Company’s web site, http://www.ipcswirelessinc.com, just prior to the presentation.  Follow the directions on the main page to link to the audio and the slides.  Please visit the web site at least fifteen minutes prior to the presentation to register, download and install any necessary audio software.  A replay of the webcast will be available within 24 hours of the presentation.  The replay of the webcast, along with the related slides, will be available for a week following each conference.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of September 30, 2007, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.9 million residents, and iPCS had approximately 622,100 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) the outcome of iPCS’s arbitration with Sprint regarding the CCPU rate that Sprint charges iPCS for certain back-office services; (9) changes in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint as well as further changes in the reciprocal roaming rate between iPCS and Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the year ended December 31, 2006, as updated in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.